 Exhibit (a)(i)(vi)
OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING ORDINARY SHARES INCLUDING ORDINARY SHARES
REPRESENTED BY AMERICAN DEPOSITARY SHARES
OF
SKY SOLAR HOLDINGS, LTD.
AT
$0.30 PER CLASS ORDINARY SHARE
AND
$6.00 PER AMERICAN DEPOSITARY SHARE
BY
SQUARE ACQUISITION CO.
A WHOLLY OWNED SUBSIDIARY OF
SQUARE LIMITED
Japan NK Investment K.K.
IDG-Accel China Capital L.P.
IDG-Accel China Capital Investors L.P.
Jolmo Solar Capital Ltd.
CES Holding Ltd.
Jing Kang
Bin Shi
Sino-Century HX Investments Limited
Kai Ding
TCL Transportation Holdings Limited
Esteem Venture Investment Limited
Mamaya Investments Ltd
Xanadu Investment Ltd. (H.K.)
Abdullateef A. AL-Tammar
Development Holding Company Ltd.
Bjoern Ludvig Ulfsson Nilsson
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON JULY 31, 2020, UNLESS THE OFFER IS EXTENDED.
To Our Clients:
Enclosed for your consideration are an offer to purchase, dated July 6, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related letters of transmittal (as they may be amended or supplemented from time to time, the “Letters of Transmittal”) corresponding to the offer by Square Acquisition Co., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Purchaser”) and a wholly owned subsidiary of Square Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), which upon consummation of the Offer shall be wholly owned by Japan NK Investment K.K., a joint stock company organized under the laws of Japan (“JNKI”), IDG-Accel China Capital L.P., a limited partnership organized under the laws of the Cayman Islands (“IDG CC”), IDG-Accel China Capital Investors L.P., a limited partnership organized under the laws of the Cayman Islands (“IDG CCI”, and together with IDG CC, “IDG”), Jolmo Solar Capital Ltd., a limited company organized under the laws of the British Virgin Islands (“Jolmo”), CES Holding Ltd., a limited company organized under the laws of Hong Kong (“CES”), Jing Kang, a natural person and citizen of Canada, Bin Shi, a natural person and citizen of the People’s Republic of China, Sino-Century HX Investments Limited, an exempted company with limited liability organized under the laws of the Cayman Islands (“SCHI”), Kai Ding, a natural person and citizen of the People’s

Republic of China, TCL Transportation Holdings Limited, a limited company organized under the laws of the British Virgin Islands (“TCL”), Esteem Venture Investment Limited, a limited company organized under the laws of the British Virgin Islands (“Esteem”), Mamaya Investments Ltd, a limited company organized under the laws of the British Virgin Islands (“Mamaya”), Xanadu Investment Ltd. (H.K.), a company incorporated with limited liability under the laws of Hong Kong (“Xanadu”), Abdullateef A. AL-Tammar, a natural person and citizen of Kuwait, Development Holding Company Ltd., an exempted company with limited liability organized under the laws of the Cayman Islands (“DHCL”) and Bjoern Ludvig Ulfsson Nilsson, a natural person and citizen of Sweden (JNKI, IDG, Jolmo, CES, Jing Kang, Bin Shi, SCHI, Kai Ding, TCL, Esteem, Mamaya, Xanadu, Abdullateef A. AL-Tammar, DHCL and Bjoern Ludvig Ulfsson Nilsson, collectively with Parent and Purchaser, the “Offeror Group”), is offering to purchase all of the issued and outstanding ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) including all Ordinary Shares represented by American depositary shares (the “ADSs,” each representing twenty Ordinary Shares), of Sky Solar Holdings, Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“SKYS” or the “Company”) not currently owned by Offeror Group (as well as 600,000 ADSs owned by Kai Ding and 146,499 ADSs owned by TCL, which shall be tendered in the Offer), at a price of $0.30 in cash per Ordinary Share, or $6.00 in cash per ADS, net to the seller in cash, without interest and less any ADS cancellation fees and other related fees and withholding taxes (the “Offer Price”), upon the terms and conditions set forth in the Offer to Purchase, and in the Letters of Transmittal.
All capitalized terms not otherwise defined herein are defined in the Offer to Purchase.
We (or our nominees) are the holder of record of Ordinary Shares/ADSs held by us for your account. A tender of such Ordinary Shares/ADSs can be made only by us as the holder of record and pursuant to your instructions.
Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Ordinary Shares/ADSs held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related the Letters of Transmittal.
THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON JULY 31, 2020, UNLESS THE OFFER IS EXTENDED.
Your attention is directed to the following:
1. The Offer commenced on July 6, 2020 and will expire at 12:00 midnight, New York City time, at the end of the day on July 31, 2020, unless extended.
2. The Offer is subject to the satisfaction or waiver of various conditions described in Section 11 — “Conditions to the Offer” of the Offer to Purchase.
3. Purchaser will not pay any fees or commissions to any broker or dealer or to any other person (other than to the Information Agent and the Tender Agent) in connection with the solicitation of tenders of ADSs or Ordinary Shares pursuant to the Offer. Brokers, dealers, commercial banks and trust companies will, upon request, be reimbursed by Purchaser for customary mailing and handling expenses incurred by them in forwarding offering materials to their customers.
4. If required by U.S. federal income tax laws, Computershare Trust Company, N.A. (the “Tender Agent”) generally will be required to backup withhold at the applicable backup withholding rate from any payments made to certain U.S. holders of ADSs pursuant to the Offer.
5. To validly tender ADSs, send the ADS Letter of Transmittal properly completed and duly executed bearing an original signature (with any required signature guarantees), and all other required documents (including American Depositary Receipts evidencing tendered ADSs, if applicable), to the Tender Agent at one of its addresses set forth at the end of the Offer to Purchase as soon as possible and in any event before 12:00 midnight, New York City time, at the end of the day on the Initial Expiration Date, unless the Offer is extended.
a. In order for a book-entry transfer of ADSs held through a broker or other securities intermediary to constitute a valid tender of ADSs in the Offer, the ADSs must be tendered by the holder’s securities intermediary before 12:00 midnight, New York City time, at the end of the day on the Initial Expiration Date. Further, before 12:00 midnight, New York City time, at the end of the day on the Initial Expiration Date, the Tender Agent must receive (i) a confirmation of a book-entry transfer of the tendered ADSs into the Tender Agent’s account at The Depository Trust Company or (ii) an Agent’s Message (as described in the Offer to Purchase) before 12:00 midnight, New York City time, at the end of the day on the Initial Expiration Date.
b. Holders of ADSs that cannot deliver such ADSs and all other required documents to the Tender Agent before 12:00 midnight, New York City time, at the end of the day on the Initial Expiration Date may nevertheless tender such ADSs by executing a Notice of Guaranteed Delivery and following the guaranteed delivery procedures described in the Offer to Purchase.
6. Under no circumstances will interest be paid on the Offer Price, regardless of any extension of the Offer or any delay in making payment for the Ordinary Shares or the ADSs.
A tender of the Ordinary Shares/ADSs held by us (or our nominee(s)) for your account may only be made by us, as the holder of record of the Ordinary Shares/ADSs, pursuant to your instructions. If you wish to have us tender any or all of the Ordinary Shares/ADSs held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth below. If you authorize the tender of your Ordinary Shares/ADSs, all such Ordinary Shares/ADSs will be tendered unless otherwise specified. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the acceptance period under the Offer. An envelope in which to return your instructions to us is enclosed for your convenience.
THE MATERIALS RELATING TO THE OFFER ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE ADSs HELD BY US (OR OUR NOMINEE(S)) FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME.
THE ENCLOSED LETTERS OF TRANSMITTAL ARE FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ADSs HELD BY US FOR YOUR ACCOUNT. IF YOU WISH TO TENDER SUCH ORDINARY SHARES/ADSs IN THE OFFER, YOU MUST COMPLETE, SIGN AND RETURN TO US THE INSTRUCTION FORM ATTACHED TO THIS LETTER.
The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of ADSs in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.
Payment for ADSs accepted for payment pursuant to the Offer will be made only after timely receipt of the required documents by the Tender Agent in accordance with the procedures set forth in the Offer to Purchase.
You may request additional information or copies of the Offer to Purchase and Letters of Transmittal from the Information Agent at its address and telephone number set forth below.
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Shareholders, Banks and Brokers
Call Toll Free:
(888) 663-7851
Outside the United States:
+1 (781) 575-2137

OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING ORDINARY SHARES INCLUDING ORDINARY SHARES
REPRESENTED BY AMERICAN DEPOSITARY SHARES
OF
SKY SOLAR HOLDINGS, LTD.
AT
$0.30 PER CLASS ORDINARY SHARE
AND
$6.00 PER AMERICAN DEPOSITARY SHARE
BY
SQUARE ACQUISITION CO.
A WHOLLY OWNED SUBSIDIARY OF
SQUARE LIMITED
Japan Investment K.K.
IDG-Accel China Capital L.P.
IDG-Accel China Capital Investors L.P.
Jolmo Solar Capital Ltd.
CES Holding Ltd.
Jing Kang
Bin Shi
Sino-Century HX Investments Limited
Kai Ding
TCL Transportation Holdings Limited
Esteem Venture Investment Limited
Mamaya Investments Ltd
Xanadu Investment Ltd. (H.K.)
Abdullateef A. AL-Tammar
Development Holding Company Ltd.
Bjoern Ludvig Ulfsson Nilsson
PURSUANT TO THE OFFER TO PURCHASE DATED JULY 6, 2020
The undersigned hereby instruct(s) you to tender the number of Ordinary Shares/ADSs indicated below (and if no number is indicated, all Ordinary Shares/ADSs) held by you for the account of the undersigned in accordance with the terms and subject to the conditions set forth in the Offer to Purchase and in the Letters of Transmittal.
The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein related to the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Ordinary Shares/ADSs, including questions as to the proper completion or execution of any Letters of Transmittal, will be determined by Purchaser, in its sole discretion and that Purchaser reserves the absolute right to waive any defect or irregularity in any tender of Ordinary Shares/ADSs by any holder, whether or not similar defects or irregularities are waived in the case of other holders of Ordinary Shares/ADSs.

For Ordinary Shares
Number of Ordinary Shares to be Tendered:	SIGN HERE
Ordinary Shares *	Signature(s)
Account Number:	Name(s)
Dated , 2020	Address(es)
* Unless otherwise indicated, it will be assumed that all Ordinary Shares held for the undersigned’s account are to be tendered.	Area Code and Telephone Number
Taxpayer Identification or Social Security Number
For ADSs
Number of ADSs to be Tendered:	SIGN HERE
ADSs*	Signature(s)
Account Number:	Name(s)
Dated , 2020	Address(es)
* Unless otherwise indicated, it will be assumed that all ADSs held for the undersigned’s account are to be tendered.	Area Code and Telephone Number
Taxpayer Identification or Social Security Number